UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Celestica Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-14832	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada	M2N 6L7
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 448-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Celestica Inc. (the “Company”) appointed Laurette T. Koellner as a member of the Board, effective October 27, 2025. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report. The Board has determined that Ms. Koellner qualifies as an independent director under Canadian securities laws and NYSE listing standards. Ms. Koellner has been appointed to the Company’s Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee. She will be compensated in accordance with the director compensation policies and principles applicable to the Board.

Ms. Koellner was a long-standing member of the Board before unexpectedly stepping down in January 2025. She returns to the Board bringing extensive international business, financial and human resources experience as well as leadership experience for her roles on various public company boards. She most recently served as Executive Chairman of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc. from 2012 until its sale in 2014. Ms. Koellner retired as President of Boeing International, a division of The Boeing Company, in 2008. While at Boeing, she was President of Connexion by Boeing and a member of the Office of the Chairman, and served as the Executive Vice President, Internal Services, Chief Human Resources and Administrative Officer, President of Shared Services and Corporate Controller. She holds a Bachelor of Science degree in Business Management from the University of Central Florida and a Master of Business Administration from Stetson University, as well as a Certified Professional Contracts Manager designation from the National Contracts Management Association. Ms. Koellner currently serves on the Boards of Directors of The Goodyear Tire & Rubber Company (Chair), Papa John’s International, Inc. and Nucor Corporation.

There are no arrangements or understandings between Ms. Koellner and any other person pursuant to which Ms. Koellner was selected as a director, and there are no transactions in which the Company is a participant and in which Ms. Koellner has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated October 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celestica Inc.

Date: October 28, 2025
	By:	/s/ Douglas Parker
Name: Douglas Parker
Title: Chief Legal Officer and Corporate Secretary